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                                                                  Exhibit 10.6.2

                         SECOND AMENDMENT TO EMPLOYMENT
                          AND NON-COMPETITION AGREEMENT

         THIS SECOND AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Second Amendment") is made the 5th day of July, 2002, by and between THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation (the "Corporation") and JAMES R. GILLIS (the "Employee"), an individual currently residing at 12 Chieftans Road, Greenwich, Connecticut 06831.

                                   WITNESSETH:

         WHEREAS, the Employee and Corporation entered into an Employment and Non-Competition Agreement dated December 14, 1998 (the "Agreement"), and on August 3, 2000 the Employee and the Corporation entered into an amendment of the Agreement (the "Amendment");

         WHEREAS, the parties wish to make further amendments and changes to the Agreement and the Amendment; and

         WHEREAS, the Agreement permits this Second Amendment.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, it is mutually agreed and covenanted by and among the parties to this Second Amendment as follows:

         1. All the terms and conditions of the Agreement and Amendment not specifically amended by the terms of this Second Amendment shall remain in full force and effect between the parties. All defined terms in the Agreement and the Amendment shall have the same meaning in this Second Amendment, unless otherwise stated.

         2. Section 3.1 of the Agreement and Section 2 of the Amendment shall be deleted in their entirely and replaced as follows:

                           The Term. The term of Employee's employment under
                  this Agreement shall commence on July 1, 2002 and continue until midnight on January 30, 2006, unless terminated as provided in this Agreement.

         3. The first sentence of Section 5.1 shall be modified to have the Guaranteed Bonus also payable to Employee for each of the Corporation's fiscal years ending January 31, 2004, 2005 and 2006.

         4. The first sentence of Section 5.2 shall be modified to have the Discretionary Bonus available to Employee for each of the Corporation's fiscal years ending January 31, 2004, 2005 and 2006.

         5. Sections 2.1 and 2.2 shall be modified to provide that Employee shall also serve as the Chief Operating Officer of the Corporation, reporting to the Chairman of the Board.


         6.       Section 2.5 shall be deleted and replaced with the following:

                           Employee acknowledges that he currently carries out
                  his duties and responsibilities principally in and from the New York City metropolitan area.


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                  Employee further acknowledges that the Corporation is moving its corporate headquarters to the Naples, Florida area during 2002. Employee agrees to relocate his principal home to the Naples, Florida area at or around the time that the Corporation moves its corporate headquarters to the Naples, Florida area. The Corporation agrees to reimburse Employee all costs and expenses that it may reimburse Employee for Employees moving and relocation expenses as that may be provided in the International Revenue Code currently applicable. The Corporation further agrees that, upon the request of Employee, Corporation shall advance funds to Employee to cover expected expenditures that would qualify as reimbursable moving and relocation expenses.

         7. Section 4.1 shall be modified to reflect that Employee's current Base Salary is $385,000, effective August 1, 2001.
                  Section 4.1 shall be further modified to provide that Employee's Base Salary shall be reviewed and adjusted annually, by August 1 of each year of this Agreement, with the adjustment to be effective August 1 of each year, the first such review and adjustment to occur and be made effective by August 1, 2002.

         8. This Second Amendment, together with the Amendment and Agreement, constitutes and represents the entire agreement between the parties hereto and supercedes any prior understandings or agreements, written of verbal, between the parties hereto respecting the subject matter herein. This Second Amendment may be amended, supplemented, modified or discharged only upon an agreement in writing executed by all the parties hereto.


                  IN WITNESS WHEREOF, the parties have executed this Second Amendment on the day and year above first written.

                                  THE SOURCE INFORMATION
                                  MANAGEMENT COMPANY

                                  By /s/Aron Katzman
                                     ---------------
                                  Name: Aron Katzman
                                        ------------
                                  Title: Director
                                         --------


                                  /s/ James R. Gillis
                                  -------------------
                                  James R. Gillis




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